EXHIBIT 10.1

SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
This SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of June 29, 2016 (this “Amendment”), is entered into by and among THE PRIVATEBANK AND TRUST COMPANY (in its individual capacity, “PrivateBank”), as administrative agent for the lenders (the “Lenders”) party to the Loan Agreement (as defined below) (in such capacity, together with its successors and assigns, the “Administrative Agent”), the Lenders, and each of WESTMORELAND COAL COMPANY, a Delaware corporation (“Westmoreland Parent”), WESTMORELAND ENERGY LLC, a Delaware limited liability company (“Westmoreland Energy”), WESTMORELAND – NORTH CAROLINA POWER, L.L.C., a Virginia limited liability company (“Westmoreland NC”), WEI-ROANOKE VALLEY, INC., a Delaware corporation (“WEI”), WESTMORELAND – ROANOKE VALLEY, L.P., a Delaware limited partnership (“Westmoreland Roanoke”), WESTMORELAND PARTNERS, a Virginia general partnership (“Westmoreland Partners”), WESTMORELAND RESOURCES, INC., a Delaware corporation (“Westmoreland Resources”), WESTMORELAND COAL SALES COMPANY, INC., a Delaware corporation (“Coal Sales”), WRI PARTNERS, INC., a Delaware corporation (“WRI”), WCC LAND HOLDING COMPANY, INC., a Delaware corporation (“WCC”), WESTMORELAND CANADA LLC, a Delaware limited liability company (“WC LLC”), WESTMORELAND ENERGY SERVICES, INC., a Delaware corporation (“WES”), WESTMORELAND MINING LLC, a Delaware limited liability company (“WML”), WESTERN ENERGY COMPANY, a Montana corporation (“WECO”), TEXAS WESTMORELAND COAL CO., a Montana corporation (“TWCC”), WESTMORELAND SAVAGE CORPORATION, a Delaware corporation (“Savage”), DAKOTA WESTMORELAND CORPORATION, a Delaware corporation (“Dakota”), and BUCKINGHAM COAL COMPANY, LLC, an Ohio limited liability company (“Buckingham”; together with Westmoreland Parent, Westmoreland Energy, Westmoreland NC, WEI, Westmoreland Roanoke, Westmoreland Partners, Westmoreland Resources, Coal Sales, WRI, WCC, WC LLC, WES, WML, WECO, TWCC, Savage and Dakota, each individually a “US Borrower” and collectively, the “US Borrowers”), WESTMORELAND CANADIAN INVESTMENTS L.P., a limited partnership organized and existing under the laws of the Province of Quebec (“WC Investments”), WESTMORELAND CANADA HOLDINGS, INC., a corporation organized and existing under the laws of the Province of Alberta (“Westmoreland Canada”), WESTMORELAND PRAIRIE RESOURCES INC., a corporation organized and existing under the laws of the Province of Alberta (“WPR”), and PRAIRIE MINES & ROYALTY ULC, an unlimited liability company organized under the laws of the Province of Alberta (“PMRL”; together with WC Investments, Westmoreland Canada and WPR, each individually a “Canadian Borrower” and collectively, the “Canadian Borrowers”), and WCC HOLDING B.V., a B.V. organized and existing under the laws of the Netherlands (“WCC BV”).
W I T N E S S E T H:
WHEREAS, the US Borrowers, the Canadian Borrowers, WCC B.V., the Administrative Agent and the Lenders entered into a certain Second Amended and Restated Loan and Security Agreement dated as of December 16, 2014, as amended by that certain Joinder and First Amendment to Second Amended and Restated Loan and Security Agreement dated March 26, 2015, that certain

Consent and Second Amendment to Second Amended and Restated Loan and Security Agreement dated as of May 29, 2015, that certain Third Amendment to Second Amended and Restated Loan and Security Agreement dated as of December 31, 2015, that certain Consent and Fourth Amendment to Second Amended and Restated Loan and Security Agreement dated as of January 29, 2016 and that certain Fifth Amendment to Second Amended and Restated Loan and Security Agreement dated as of May 3, 2016 (as further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which the US Borrowers and the Canadian Borrowers established certain financing arrangements with the Lenders; and
WHEREAS, the Bank and the Borrowers desire to further amend the Agreement in accordance with this Amendment.
NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:
Section 1.Incorporation of the Loan Agreement. All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Loan Agreement, and the Loan Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety. To the extent any terms and provisions of the Loan Agreement or the other Loan Documents are inconsistent with the amendments set forth in Section 2 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Loan Agreement and the other Loan Documents shall remain in full force and effect and its provisions shall be binding on the parties hereto.
Section 2.
    Amendments to the Loan Agreement. Subject to the terms and conditions hereof, the Loan Agreement is amended as follows:
(a) The definition of the term “Canadian Seasonal Increase Loan Amount Period” is hereby added to Section 1.1 of the Loan Agreement to read as follows:
Canadian Seasonal Increase Loan Amount Period shall have the meaning set forth in the definition of Maximum Canadian Loan Amount.
(b) The definition of the term “LIBOR Rate” appearing in Section 1.1 is hereby amended by adding the following sentence at the end of such definition:
If at any time the LIBOR Rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement
(c) The definition of the term “Seasonal Increase Loan Amount Period” appearing in Section 1.1 of the Loan Agreement is hereby amended to refer to the “US Seasonal Increase Loan Amount Period” and the Agreement is hereby amended to account for such amendment.

2

(d) Subsection (e) of the definition of the term “Canadian EBITDA” appearing in Section 1.1 of the Loan Agreement is hereby amended and restated to read as follows:
(e)    Interest Expense of the Canadian Borrowers,
(e) Subsection (e) of the definition of the term “US EBITDA” appearing in Section 1.1 of the Loan Agreement is hereby amended and restated to read as follows:
(e)    Consolidated Interest Expense of the US Borrowers,
(f) The definition of the terms “Maximum Canadian Loan Amount” and “Maximum US Loan Amount”, appearing in Section 1.1 of the Loan Agreement are hereby amended and restated to read as follows:
Maximum Canadian Loan Amount shall mean Twenty Million and No/100 Dollars ($20,000,000), unless otherwise increased in accordance with the terms of Section 2.10 herein. Notwithstanding the foregoing, the Borrowers shall have the right to elect to increase the Maximum Canadian Loan Amount to Twenty-Five Million and No/100 Dollars ($25,000,000) solely for the period between June 15 and August 31 of each calendar year (any such period relating to an election so made, a “Canadian Seasonal Increase Loan Amount Period”), provided, however, no Event of Default shall then exist, the Borrowers shall pay to the Lenders the Seasonal Increase Amendment Fee, and the Borrowers shall provide Administrative Agent with at least 20 days’ prior written notice of any such election.
Maximum US Loan Amount shall mean Thirty Million and No/100 Dollars ($30,000,000), unless otherwise increased in accordance with the terms of Section 2.10 herein. Notwithstanding the foregoing, the Borrowers shall have the right to elect to increase the Maximum US Loan Amount to Thirty-Five Million and No/100 Dollars ($35,000,000) solely for the period between June 15 and August 31 of each calendar year (any such period relating to an election so made, the “US Seasonal Increase Loan Amount Period”), provided, however, no Event of Default shall then exist, the Borrowers shall pay to the Lenders the Seasonal Increase Amendment Fee, and the Borrowers shall provide Administrative Agent with at least 20 days’ prior written notice of any such election.
(g)    Section 4.3.5 is hereby amended and restated to read as follows:
4.3.5    Seasonal Increase Amendment Fee. Borrowers shall pay to Administrative Agent a Forty Thousand and No/100 Dollar ($40,000) amendment fee at the commencement of each US or Canadian

3

Seasonal Increase Loan Amount Period (each a “Seasonal Increase Amendment Fee”), which amendment fee shall be allocated to each Lender based on its Pro Rata Share at the time of such increase; provided however that no more than one Seasonal Increase Amendment Fee shall be payable in any calendar year.
(h)    Section 14.1.3 of the Loan Agreement is hereby amended and restated to read as follows:
14.1.3 Consolidated Fixed Charge Coverage. Westmoreland Parent, its US Subsidiaries and the Canadian Borrowers shall not permit the ratio of Consolidated EBITDA to Consolidated Fixed Charges for each period of four consecutive quarters to be less than 1.10:1.0 tested on the last day of each quarter beginning with the quarterly period ending June 30, 2016.
(i)    Annex 1 (Commitments) of the Loan Agreement is hereby amended and restated to read as follows
ANNEX 1 – COMMITMENTS

Lender	US Revolving Loan Commitment	Canadian Revolving Loan Commitment
The PrivateBank and Trust Company	(i) $15,000,000; OR (ii) $17,500,000 during any US Seasonal Increase Loan Amount Period	$10,000,000; OR (ii) $12,500,000 during any Canadian Seasonal Increase Loan Amount Period
Bank of the West	(i) $15,000,000; OR (iii) $17,500,000 during any US Seasonal Increase Loan Amount Period	$10,000,000; OR (ii) $12,500,000 during any Canadian Seasonal Increase Loan Amount Period
Total	(i) $30,000,000; OR (ii) $35,000,000 during any US Seasonal Increase Loan Amount Period	$20,000,000; OR (ii) $25,000,000 during any Canadian Seasonal Increase Loan Amount Period

Section 3. Effectiveness Conditions. The amendments and other agreements set forth herein shall be effective upon the satisfaction of all of the following conditions precedent, each to the satisfaction of the Administrative Agent in its sole discretion:

4

(a) Receipt by the Administrative Agent from each of the Lenders, the Administrative Agent and Borrowers, of a counterpart of this Amendment signed on behalf of such party; and
(b) Receipt by the Administrative Agent of such other documents, instruments and certificates as the Administrative Agent shall reasonably request.
Section 4. Representations and Warranties; No Default.
(a) The representations and warranties of the Borrowers set forth in Section 11 of the Loan Agreement shall be deemed made or remade, as applicable, by each Borrower as of the date hereof, and shall be true and correct in all material respects as of the date hereof except to the extent that such representation or warranty expressly relates to a specified earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date; and
(b) Each Borrower represents and warrants to the Administrative Agent and the Lenders that the execution and delivery by such Borrower of this Amendment and the performance by it of the transactions herein contemplated (i) are and will be within its organizational powers, (ii) have been authorized by all necessary organizational action and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or contract to which such Borrower is a party or by which the property of such Borrower is bound, or be in violation of, result in a breach of, or constitute with due notice and/or lapse of time a default under any such indenture, agreement or contract, which contravention, violation or breach would reasonably be expected to have a Material Adverse Effect or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of such Borrower (other than Permitted Liens).
Section 5. Affirmation. Except as specifically amended pursuant to the terms hereof, the Loan Agreement and the other Loan Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by the Borrowers. Each Borrower hereby represents and warrants to the Administrative Agent and the Lenders that as of the date hereof, there are no claims, counterclaims, offsets or defenses arising out of or with respect to the Obligations. Each Borrower hereby confirms its existing grant to the Administrative Agent, for its benefit and the benefit of the Lenders, of a lien on and security interest in the Collateral, after giving effect to this Amendment. Each Borrower hereby reaffirms that all liens and security interests at any time granted by it to the Administrative Agent, for its benefit and the benefit of the Lenders, continue in full force and effect and secure and shall continue to secure the Obligations, after giving effect to this Amendment. Nothing herein contained is intended to in any manner impair or limit the validity, priority and extent of the Administrative Agent’s existing security interest in and liens upon the Collateral, after giving effect to the transactions which are subject to the consents set forth in Section 1 herein. Any and all references to the Loan Agreement in each of the Loan Documents shall be deemed to refer to and include this Amendment.

5

Section 6. Fees and Expenses. Each Borrower agrees to comply with Section 4.3.4 of the Loan Agreement, in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment. In addition to the foregoing, the Borrowers agree to pay to the Administrative Agent, for the pro-rata benefit of the Lenders, an amendment fee of $125,000 which shall be fully earned and non-refundable as of the date hereof.
Section 7. Miscellaneous.
(a) Each Borrower hereby agrees to take all such actions and to execute and/or deliver to the Administrative Agent all such documents, assignments, financing statements and other documents as the Administrative Agent may reasonably require from time to time, to effectuate and implement the purposes of this Amendment and the other Loan Documents.
(b) This Amendment shall be binding on and shall inure to the benefit of the Borrowers, the Administrative Agent, the Lenders and their respective successors and (to the extent permitted under the Loan Agreement) assigns. No rights are intended to be created hereunder for the benefit of any third-party donee, creditor or incidental beneficiary.
(c) Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
(d) The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.
(e) This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Execution and delivery by facsimile or other electronic transmission shall bind the undersigned. Receipt of an executed signature page to this Amendment by facsimile or other electronic transmission shall constitute effective delivery thereof and shall be deemed an original signature hereunder.
(f) No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.
(g) The terms and conditions of this Amendment shall be governed by and construed in accordance with the internal laws of the State of Illinois excluding conflict of laws statutes or common law principles that would result in the application of laws other than the internal laws of the State of Illinois.

6

(h) EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS, BY THE EXECUTION OR ACCEPTANCE OF THIS AMENDMENT, WAIVES ITS AND THEIR RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AMENDMENT, ANY OF THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed this Sixth Amendment to Second Amended and Restated Loan and Security Agreement as of the date first above written.

US BORROWERS:	WESTMORELAND COAL COMPANY, a Delaware corporation By: /s/ Jennifer S. Grafton Jennifer S. Grafton Chief Administrative Officer & Secretary
WESTMORELAND ENERGY LLC, a Delaware limited liability company By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
WESTMORELAND – NORTH CAROLINA POWER, L.L.C., a Virginia limited liability company By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
WEI-ROANOKE VALLEY, INC., a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
WESTMORELAND – ROANOKE VALLEY, L.P., a Delaware limited partnership By: WEI-Roanoke Valley, Inc., its general partner By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
US BORROWERS:
WESTMORELAND PARTNERS, a Virginia general partnership
By: Westmoreland-Roanoke Valley, L.P., its general partner
   By: WEI-Roanoke Valley, Inc.,
its general partner
   By: /s/ Samuel N. Hagreen
              Samuel N. Hagreen
              Secretary
By: Westmoreland-North Carolina Power, L.L.C., its general partner
By: /s/ Samuel N. Hagreen
        Samuel N. Hagreen
        Secretary

WESTMORELAND RESOURCES, INC., a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
WESTMORELAND COAL SALES COMPANY, INC., a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
WRI PARTNERS, INC., a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
US BORROWERS:	WCC LAND HOLDING COMPANY, INC., a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
WESTMORELAND CANADA LLC, a Delaware limited liability company By: /s/ Jennifer S. Grafton Jennifer S. Grafton Vice President and Secretary
WESTMORELAND ENERGY SERVICES, INC., a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
WESTMORELAND MINING LLC, a Delaware limited liability company By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
WESTERN ENERGY COMPANY, a Montana corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
TEXAS WESTMORELAND COAL CO., a Montana corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
US BORROWERS:	WESTMORELAND SAVAGE CORPORATION, a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
DAKOTA WESTMORELAND CORPORATION, a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
BUCKINGHAM COAL COMPANY, LLC, an Ohio limited liability company By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
CANADIAN BORROWERS:
WESTMORELAND CANADIAN INVESTMENTS, L.P., a limited partnership organized and existing under the laws of the Province of Quebec
By: Westmoreland Canada LLC,
its general partner
   By: /s/ Jennifer S. Grafton
        Jennifer S. Grafton
        Vice President and Secretary

WESTMORELAND CANADA HOLDINGS, INC., a corporation organized and existing under the laws of the Province of Alberta By: /s/ Jennifer S. Grafton Jennifer S. Grafton Assistant Secretary
CANADIAN BORROWERS:	WESTMORELAND PRAIRIE RESOURCES INC., a corporation organized and existing under the laws of the Province of Alberta By: /s/ Jennifer S. Grafton Jennifer S. Grafton Assistant Secretary
PRAIRIE MINES & ROYALTY ULC, an unlimited liability company organized under the laws of the Province of Alberta By: /s/ Jennifer S. Grafton Jennifer S. Grafton Assistant Secretary

WCC BV:
WCC HOLDING B.V., a B.V. organized and existing under the laws of the Netherlands
By:    /s/ Jennifer S. Grafton
   Jennifer S. Grafton
   Managing Director A
By:    /s/ C.C. van den Broek
   C.C. van den Broek
   Managing Director B

ADMINISTRATIVE AGENT AND A LENDER:	THE PRIVATEBANK AND TRUST COMPANY By: /s/ Douglas Colletti Douglas Colletti Managing Director

LENDER:	BANK OF THE WEST By: /s/ Philip Garlinghouse Philip Garlinghouse Vice President

7